UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2016 (March 14, 2016)

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in charter)

Yukon Territory, Canada	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Commercial Street

Sunnyvale, California 94086

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (408) 530-1900

No change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 14, 2016, the Board of Directors (the “Board”) of Viveve Medical, Inc. (the “Company”) increased the size of its Board from five to six members and appointed Jon M. Plexico to serve as a member of the Board, effective immediately. Mr. Plexico is currently one of two Managing Members of Stonepine Capital Management, LLC (“Stonepine Management”), along with Timothy P. Lynch. Stonepine Management, is the General Partner of Stonepine Capital, L.P. (“Stonepine”), a holder of approximately 30.7% of the outstanding common stock of the Company.

Mr. Plexico was appointed to the Board as a representative of Stonepine, at Stonepine’s election, under the terms of that certain letter agreement, dated May 12, 2015 (the “Letter Agreement”), by and between the Company and Stonepine, pursuant to which, among other things, for so long as Stonepine owns at least 15% of the Company’s outstanding equity securities, Stonepine shall have the option, but not the obligation, to designate a Stonepine representative to serve on the Board, subject to and in accordance with the Company’s charter and organizational documents and the Yukon Business Corporations Act. Pursuant to paragraph 4 of Appendix 2 to the Company’s Articles of Continuance, as amended, and the Company’s By-Laws, the directors of the Company may, between annual meetings of the Company, appoint one or more additional directors to serve until the next annual meeting but the number of additional directors shall not at any time exceed one third of the number of directors who held office at the expiration of the last annual meeting. Mr. Plexico has not been appointed to any Board committees.

There are no transactions in which Mr. Plexico has an interest requiring disclosure under Item 404(a) of Regulation S-K, except as described herein. Pursuant to a Securities Purchase Agreement, dated May 12, 2015, by and among the Company and certain purchasers, on May 14, 2015, Stonepine purchased 15,540,540 shares of the Company’s common stock in a private placement (the “May 2015 Private Placement”) for investment purposes, at $0.37 per share, for an aggregate purchase price of $5,749,999.90. The Company and Stonepine entered into the Letter Agreement in connection with the May 2015 Private Placement. Pursuant to a Securities Purchase Agreement, dated November 20, 2015, by and among the Company and certain purchasers, on November 24,2015, Stonepine purchased 2,857,142 shares of the Company’s common stock in a private placement (the “November 2015 Private Placement”) for investment purposes, at $0.70 per share, for an aggregate purchase price of $1,999,999.40. As a member of Stonepine Management, Mr. Plexico has an indirect interest in the securities acquired by Stonepine in the May 2015 Private Placement and November 2015 Private Placement.

Mr. Plexico will be compensated in accordance with the Company’s standard compensation policies and practices for the Board, the components of which were disclosed in the Company’s Proxy Statement for its 2015 Annual and Special Meeting of Stockholders filed with the Securities and Exchange Commission on July 23, 2015, in the section titled “Director Compensation”.

Mr. Plexico is expected to stand for election to the Board at the 2016 Annual and Special Meeting of the Stockholders.

Item 7.01   Regulation FD Disclosure.

On March 18, 2016, the Company issued a press release announcing the appointment of Mr. Plexico as a director of the Company. A copy of the press release is furnished herewith as Exhibit 99.1 to this report.

The information furnished in this Current Report on Form 8-K under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of Viveve Medical, Inc. dated March 18, 2016*

*Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVEVE MEDICAL, INC.

Date: March 18, 2016	By:	/s/ Patricia Scheller
Patricia Scheller Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of Viveve Medical, Inc. dated March 18, 2016*

*Furnished herewith.